UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016

APPLE REIT TEN, INC.
(Exact name of registrant as specified in its charter)

Virginia	000-54651	27-3218228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 East Main Street, Richmond, VA 23219
(Address of principal executive offices)

(804) 344-8121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Ten, Inc. (the “Company”) is filing this report in accordance with Items 1.01 and 9.01 of Form 8-K.

Item 1.01.                      Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 13, 2016, the Company, Apple Hospitality REIT, Inc. (“Apple Hospitality”) and 34 Consolidated, Inc., a wholly-owned subsidiary of Apple Hospitality (“Ten Acquisition Sub,” and together with the Company and Apple Hospitality, the “Companies”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, the Company will merge with and into Ten Acquisition Sub (the “Merger”), with Ten Acquisition Sub surviving the Merger as a wholly-owned subsidiary of Apple Hospitality.  The Merger and the transactions contemplated thereby were approved by the Board of Directors of Apple Hospitality (the “Apple Hospitality Board”) and approved by the Board of Directors of the Company (the “Company Board”) following the unanimous recommendation of its special transaction committee of independent directors (the “Special Committee”) that considered the transaction. Ten Acquisition Sub was formed solely for the purpose of engaging in the Merger and has not conducted any prior activities.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger:

•
each issued and outstanding unit (consisting of a common share and related Series A preferred share) of the Company (other than those (x) with respect to which statutory dissenters’ rights of appraisal have been properly exercised, perfected and not subsequently withdrawn under Virginia law or (y) owned by Apple Hospitality, Ten Acquisition Sub or any of their respective subsidiaries) will be converted into the right to receive (i) 0.522 (the “Exchange Ratio”) common shares of Apple Hospitality (“Apple Hospitality Common Shares”) and (ii) $1.00 in cash; and

•
based on the consideration to be received for each unit of the Company and in accordance with the conversion formula set forth in the Articles of Incorporation, as amended, of the Company, each issued and outstanding Series B convertible preferred share of the Company will be converted into the right to receive (i) a number of Apple Hospitality Common Shares equal to 12.11423 multiplied by the Exchange Ratio and (ii) an amount equal to 12.11423 multiplied by $1.00 in cash.

No fractional Apple Hospitality Common Shares will be issued in the Merger.  The value of any fractional interests of any Apple Hospitality Common Shares will be paid in cash based on the volume weighted average price of the Apple Hospitality Common Shares during the ten-day trading period ending on the third trading day immediately preceding the closing date of the Merger.

In addition, each Company option that is outstanding immediately prior to the effective time of the Merger will be assumed by Apple Hospitality, subject to the same terms and conditions (including vesting) as were applicable prior to the Merger, except that (i) each option will be exercisable for that number of Apple Hospitality Common Shares equal to the product of the number of Apple Ten common shares underlying such option multiplied by the Equity Exchange Factor, rounded down to the nearest whole number of Apple Hospitality Common Shares and (ii) the per share exercise price for the Apple Hospitality Common Shares issuable upon exercise of such option will be equal to the quotient determined by dividing the exercise price by the Equity Exchange Factor, rounded up to the nearest whole cent.  The “Equity Exchange Factor” is the number (rounded to the third decimal place) equal to the quotient of (A) divided by (B), where: (A) equals the sum of (x) $1.00 plus (y) the product obtained by multiplying the Apple Hospitality Share Price by the Exchange Ratio; and (B) equals the Apple Hospitality Share Price.  For these purposes, the “Apple Hospitality Share Price” equals the average of the closing price of Apple Hospitality Common Shares on the New York Stock Exchange on the trading day immediately prior to and after the date of closing of the Merger.

As discussed further below, if the transaction closes, the advisory and related party arrangements with respect to the Company and its advisors will terminate.  In addition, the Company has, as required by the Merger Agreement, suspended its unit redemption program effective after the planned April 2016 redemptions.

The Merger Agreement contains customary representations and warranties and covenants for transactions of this type, including with respect to the conduct of business by each of  the Company and Apple Hospitality prior to the closing and covenants prohibiting the Company and its subsidiaries and representatives from soliciting, providing information or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions.  However, under the terms of the Merger Agreement, the Company and its subsidiaries and representatives may initiate, solicit, provide information and enter into discussions concerning proposals relating to alternative business combination transactions from April 13, 2016 until 11:59 pm ET on May 28,  2016 (the “Go Shop Period”), and thereafter, until the receipt of the approval of the Merger and the Merger Agreement by its shareholders, the Company may continue to participate in such discussions with any “Go Shop Bidder”— i.e., a third party who submitted a proposal prior to the end of the Go Shop Period that has not been withdrawn and where the Special Committee has determined in good faith that such proposal has resulted in, or would be reasonably expected to result in, a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement also provides that, prior to the receipt of shareholder approval from their respective shareholders, the Company Board or the Apple Hospitality Board, as applicable, may in certain circumstances effect a Company Change in Recommendation or a Parent Change in Recommendation, respectively (as such terms are defined in the Merger Agreement), subject to complying with specified notice and other conditions set forth in the Merger Agreement.

The shareholders of the Company are entitled to exercise statutory dissenters’ rights of appraisal in connection with the Merger.

The consummation of the Merger by the parties to the Merger Agreement is subject to various customary closing conditions, including, among others: (i) approval by the Company’s and Apple Hospitality’s common shareholders and the holders of the Company’s Series A preferred shares and  Series B convertible preferred shares; (ii) the absence of a material adverse effect on either the Company or Apple Hospitality; (iii) the receipt of tax opinions relating to the REIT status of the Company and Apple Hospitality and the qualification of the transaction as a reorganization within the meaning of the Internal Revenue Code; (iv) the receipt of certain third party consents and approvals, except where the failure to obtain such consents or approvals would not result in a material adverse effect on the Company or Apple Hospitality; and (v) the number of Apple Hospitality Common Shares that would be issuable with respect to dissenting shares not exceeding five percent (5%) of the  Company common shares outstanding as of the closing date of the Merger.

The Merger Agreement may be terminated under certain circumstances, including by either party if the Merger has not been consummated on or before August 31, 2016 (subject to extension to November 30, 2016 in certain circumstances), if a final and non-appealable order is entered prohibiting or disapproving the transaction, upon a material uncured breach by the other party that would cause the closing conditions not to be satisfied, or the failure to obtain receipt of shareholder approval from either the Company shareholders or the Apple Hospitality shareholders. The Merger Agreement may also be terminated by Apple Hospitality under certain circumstances, including (i) upon a Company Change in Recommendation (as defined in the Merger Agreement), (ii) if the Company Board recommends, or the Company enters into an agreement relating to, any Acquisition Proposal (as defined in the Merger Agreement), (iii) failure of the Company Board to publicly recommend against acceptance of a tender offer or exchange offer for Company shares that constitutes an Acquisition Proposal (other than by Apple Hospitality or any of its Affiliates), (iv) failure of the Company Board to include the Company Recommendation (as defined in the Merger Agreement) in the joint proxy statement, or (v) upon a material violation by the Company of its obligations under the Merger Agreement prohibiting solicitation of transactions.  The Merger Agreement may be terminated by the Company under certain circumstances, including upon the Company entering into an acquisition agreement with respect to a Superior Proposal (as defined in the Merger Agreement), so long as the Company concurrently pays to Apple Hospitality the applicable termination fee, or upon a Parent Change in Recommendation (as defined in the Merger Agreement).

The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, including following a change in recommendation of the non-terminating party, one party may be required to pay to the other a termination fee of $25 million.  However, if the Merger Agreement is terminated in connection with the Company entering into or recommending a Superior Proposal (as defined in the Merger Agreement) with a bidder on or before the date that is 15 days following the end of the Go Shop Period, the termination fee payable by the Company to Apple Hospitality would be $5 million plus reasonable out-of-pocket expenses of Apple Hospitality (up to a maximum of $3 million in expenses).

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide shareholders with information regarding its terms.  It is not intended to provide any other factual or financial information about the Companies or any of their respective affiliates or businesses.  The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  The representations and warranties have been qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Shareholders should not rely on the representations, warranties, covenants and agreements contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of any company, or any of its respective affiliates or businesses.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in any company’s respective public disclosures.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Companies and their respective affiliates and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the Registration Statement on Form S-4 that Apple Hospitality will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that any of the Companies make with the Securities and Exchange Commission (“SEC”).

Voting Agreement

Concurrently with the execution of the Merger Agreement, on April 13, 2016, Glade M. Knight (“Mr. Knight”) entered into a voting agreement (the “Voting Agreement”) with the Company and Apple Hospitality.  Pursuant to the Voting Agreement, Mr. Knight is required (i) to vote all of his common shares of the Company and Apple Hospitality and all of his Series A preferred shares and Series B convertible preferred shares of the Company, together with any additional securities of the companies acquired by Mr. Knight after April 13, 2016, (x) in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger, (y) approval of the issuance of the Apple Hospitality Common Shares to be issued in the Merger, and (z) against any other competing acquisition proposal and any action or agreement that would reasonably be expected to frustrate the purposes of, impede, hinder, interfere with, or prevent or delay the consummation of the transactions contemplated by the Merger Agreement, (ii) to waive, and prevent the execution of, any dissenters’ rights relating to the Merger that Mr. Knight may have directly or indirectly and (iii) to not sell or transfer any securities of the Company or Apple Hospitality beneficially owned by Mr. Knight or grant any proxies or transfer any voting rights with respect to such securities that would impact the ability to comply with the Voting Agreement, prior to the consummation of the Merger or termination of the Merger Agreement.

The foregoing description of the Voting Agreement and the transactions contemplated thereby is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Termination Agreement

Concurrently with the execution of the Merger Agreement, on April 13, 2016, the Company, entered into a termination agreement (the “Termination Agreement”) with Apple Hospitality, Apple Ten Advisors, Inc. and Apple Suites Realty Group, Inc. Pursuant to the Termination Agreement, effective immediately after the effective time of the Merger, the existing advisory agreement, property acquisition/disposition agreement and subcontract agreement with respect to the Company, Apple Ten Advisors, Inc. and Apple Suites Realty Group, Inc. will be terminated.  The Termination Agreement does not provide for any separate payments to be made in connection with the termination of the existing advisory agreement, property acquisition/disposition agreement and subcontract agreement.

The foregoing description of the Termination Agreement and the transactions contemplated thereby is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, the Company and Apple Hospitality intend to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a joint proxy statement/prospectus.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS OF EACH COMPANY ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EACH COMPANY AND THE PROPOSED TRANSACTION.  The registration statement, the joint proxy statement/prospectus and other materials (if and when they become available) containing information about the proposed transaction, and any other documents filed by the Company or Apple Hospitality with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed by the Company with the SEC on its website at www. applereitten.com. Investors and security holders may obtain free copies of the documents filed by Apple Hospitality with the SEC on its website at www.applehospitalityreit.com.  Investors and security holders may also obtain free copies of the documents filed by each of the Company or Apple Hospitality by directing a written request to the Company or Apple Hospitality, respectively, at 814 East Main Street, Richmond, Virginia 23219, Attention: Investor Relations or at (804) 727‐6321.

Certain Information Regarding Participants

The Company, Apple Hospitality and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of that company in connection with the proposed merger. Information about the executive officers and directors of the Company and their ownership of securities in the Company is set forth in the Company’s definitive proxy statement for the 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 1, 2016.  Information about the executive officers and directors of Apple Hospitality and their ownership of securities in Apple Hospitality is set forth in Apple Hospitality’s definitive proxy statement for the 2016 Annual Meeting of Shareholders, which was filed with the SEC on March 29, 2016. Investors and security holders may obtain additional information regarding the direct and indirect interests of the Company and Apple Hospitality and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus and other relevant documents filed with the SEC when they become available.  You may obtain free copies of these documents from the Company or Apple Hospitality using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “likely,” or other words, phrases or expressions of similar import.  Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company, Apple Hospitality or the pro forma combined company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the ability of the companies to obtain the required shareholder approvals to consummate the proposed merger; the satisfaction or waiver of other conditions in the Merger Agreement; the risk that the merger or the other transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the parties or at all; the ability of the Company to implement is operating strategy and  the ability of Apple Hospitality to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation, including any legal proceedings that may be instituted against the Company, Apple Hospitality and others related to the Merger Agreement; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s or Apple Hospitality’s business, assets or classification as a real estate investment trust.  Although the Company and Apple Hospitality believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of the Company or Apple Hospitality will be achieved.  In addition, the Company’s and Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code.  Readers should carefully review the Company’s and Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in the Company’s and Apple Hospitality’s filings with the SEC, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by the Company with the SEC on March 4, 2016, and in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by Apple Hospitality with the SEC on February 25, 2016.  Any forward-looking statement speaks only as of the date of such statements. Neither the Company nor Apple Hospitality undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by law.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

2.1
Agreement and Plan of Merger, dated as of April 13, 2016, among Apple REIT Ten, Inc., Apple Hospitality REIT, Inc. and 34 Consolidated, Inc. (Apple REIT Ten, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request).

10.1	Voting Agreement, dated as of April 13, 2016, among Apple REIT Ten, Inc., Apple Hospitality REIT, Inc. and Glade M. Knight.
10.2	Termination Agreement, dated as of April 13, 2016, among Apple Ten Advisors, Inc., Apple Suites Realty Group, Inc., Apple REIT Ten, Inc. and Apple Hospitality REIT, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE REIT TEN, INC.

By:          /s/ Glade M. Knight
Glade M. Knight
Chief Executive Officer

Date: April 14, 2016